SCHEDULE II

                                      INFORMATION WITH RESPECT TO
                           TRANSACTIONS EFFECTED DURING THE PAST SIXTY DAYS OR SINCE THE MOST RECENT FILING ON SCHEDULE 13D (1)

                                             SHARES PURCHASED        AVERAGE
                                  DATE            SOLD(-)             PRICE(2)

           COMMON STOCK-ENVIROSOURCE, INC

          THE GABELLI PERFORMANCE PARTNERSHIP
                                 8/05/98                1            16.6250
          GABELLI INTERNATIONAL LTD
                                 8/05/98                1            16.6250
          GABELLI FUNDS, INC.
               THE GABELLI SMALL CAP GROWTH FUND
                                 7/31/98            3,000            17.1025
               THE GABELLI CAPITAL ASSET FUND
                                 8/11/98            3,000            17.1650
                                 7/30/98            5,000              *DI
          GAMCO INVESTORS, INC.
                                 8/12/98            5,000            17.0000
                                 8/07/98              200            17.1287
                                 8/06/98            2,500            17.0000
                                 8/06/98              200            16.7500
                                 7/28/98            2,000            17.0000
                                 7/17/98            4,900            16.8750
                                 7/17/98            5,000            16.8750
                                 7/16/98              100            16.8500
                                 8/27/98            1,000            15.0000
                                 8/26/98              500            16.0625
                                 8/25/98              800            16.1250
                                 8/12/98            4,000            17.0000
                                 8/07/98            1,500            17.1287
                                 8/06/98            2,500            17.1500
                                 7/31/98           26,700            17.1017
                                 7/30/98              600            16.9375
                                 7/29/98              400            16.9375
                                 7/28/98            2,000            17.1250
                                 7/27/98            1,800            16.8069
                                 7/15/98            2,500            16.9660
          GABELLI & COMPANY MARKET MAKING ACCOUNT
                                 7/28/98               28            17.1429









          (1) UNLESS OTHERWISE INDICATED, ALL TRANSACTIONS WERE EFFECTED ON THE NASDAQ NATIONAL MARKET.


          (2) PRICE EXCLUDES COMMISSION.

          (*) RESULTS IN CHANGE OF DISPOSITIVE POWER AND BENEFICIAL OWNERSHIP.